Exhibit 5.2

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

To:	British American Tobacco p.l.c.

Globe House

4 Temple Place

London WC2R 2PG

1 July, 2022

Our Ref                     EXM/BB/UB

Shelf registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on 1 July 2022 relating to the registration and proposed issuance of Debt Securities by B.A.T Capital Corporation (“BATCAP”), B.A.T. International Finance p.l.c. (“BATIF”) and British American Tobacco p.l.c. (“British American Tobacco”) (together with BATCAP and BATIF, the “Issuers” and each an “Issuer”) and guaranteed by Reynolds American Inc. (“RAI”), B.A.T. Netherlands Finance B.V. (“BATNF”), BATCAP (in the case of Debt Securities issued by BATIF or British American Tobacco), BATIF (in the case of Debt Securities issued by BATCAP or British American Tobacco) and British American Tobacco (in the case of Debt Securities issued by BATCAP or BATIF) (the “Guarantors”)

1

We have acted as English legal advisers to the Issuers and the Guarantors in connection with the filing on 1 July 2022 of the shelf registration statement, in respect of Debt Securities to be issued by the Issuers (the “Programme”) and the giving of the guarantees in respect of the Debt Securities and have taken instructions solely from the Issuers and the Guarantors.

2

This opinion is limited to English law as applied by the English courts and in effect on the date of this opinion. It is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion herein with regard to any system of law (including, for the avoidance of doubt, the federal laws of the United States of America and the laws of the State of New York) other than the laws of England as currently applied by the English courts.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4	We have assumed that:

4.1	all copy documents conform to the originals and all originals are genuine and complete

4.2	each signature is the genuine signature of the individual concerned

4.3	(except in the case of BATIF and British American Tobacco) all relevant documents are within the capacity and powers of, and have been validly authorised by, each party

4.4	(in the case of each party) all relevant documents have been or (in the case of the Debt Securities) will be validly executed and delivered by the relevant party

4.5

each of the meetings of the Board of Directors of British American Tobacco and BATIF held on 24 May 2022 and 29 June 2022, respectively, (in respect of which a certified extract of each of the Minutes has been supplied to us) was duly convened, constituted and quorate and the resolutions referred to in each of the Minutes were validly passed and remain in full force and effect without modification and

4.6

each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law.

5	References in this opinion to:

5.1	the “Programme Documents” are to the Registration Statement and the Indentures; and

5.2	the “Debt Securities” are to the debt securities which may be issued by the Issuers under the Programme up to a maximum aggregate principal amount of US$20,000,000,000 (or its equivalent).

6

Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above and subject to the qualifications in paragraphs 7 to 9 below and to any matters not disclosed to us, we are of the following opinion:

6.1	BATIF has been incorporated and is existing as a company with limited liability under the laws of England.

6.2

BATIF has corporate power to enter into and to perform its obligations under the Programme Documents and the Debt Securities and has taken all necessary corporate action to authorise its execution, delivery and performance of the Programme Documents and the Debt Securities.

6.3	British American Tobacco has been incorporated and is existing as a company with limited liability under the laws of England.

6.4

British American Tobacco has corporate power to enter into and to perform its obligations under the Programme Documents and the Debt Securities and has taken all necessary corporate action to authorise its execution, delivery and performance of the Programme Documents and the Debt Securities.

7	This opinion is subject to the following:

7.1

It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

7.2

We express no opinion as to compliance or otherwise with any financial limitations on borrowings or the giving of guarantees by BATIF contained in BATIF’s Articles of Association or any financial limitations on borrowings or the giving of guarantees by British American Tobacco contained in British American Tobacco’s Articles of Association.

7.3

We express no opinion as to compliance or otherwise with the limitation on the maximum aggregate principal amount of the Debt Securities which have been authorised by the Issuers with respect to the Programme.

7.4

We express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to any party to the Programme Documents or the Debt Securities or any transaction contemplated thereby.

7.5	To the extent it relates to United Kingdom stamp duties any undertaking or indemnity given by BATIF or British American Tobacco may be void under Section 117 of the Stamp Act 1891.

7.6	An English court may refuse to give effect to any contractual provision concerning payment of the costs of enforcement or litigation brought before an English court.

7.7	An English court may, or may be required to, stay proceedings or decline jurisdiction in certain circumstances - for example, if proceedings are brought elsewhere.

7.8

Effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be or have been performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable.

7.9	The English courts may have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

7.10

The English courts may not be restricted from applying overriding provisions of English law and if there is a provision of New York law that is manifestly incompatible with English public policy, it is possible that the English courts may not apply it.

8

Furthermore, the English courts may not accept jurisdiction to determine the matter or may stay or strike out proceedings in certain circumstances, including where there is some other forum with competent jurisdiction which is more appropriate for the trial of the action, where proceedings involving the same cause of action and between the same parties are pending in another jurisdiction or where merits of the issues in dispute have already been judicially determined or should have been raised in previous proceedings between the parties.

9

This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations, consents and opinions referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.

10

This opinion is addressed to you solely for your benefit in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

11

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us made under the heading “Legal Matters” in the prospectus constituting a part of, the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within section 7 of the United States Securities Act of 1933 or the rules and regulations of the SEC thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

SCHEDULE

1	A certified copy of the Memorandum and Articles of Association of BATIF.

2	A certified extract of the Minutes of a Meeting of the Board of Directors of BATIF held on 29 June 2022.

3	A certified copy of the Memorandum and Articles of Association of British American Tobacco.

4	A certified extract from the Minutes of a Meeting of the Board of Directors of British American Tobacco held on 24 May 2022.

5

An indenture dated 15 August 2017 between BATCAP, as issuer, the applicable Guarantors, Wilmington Trust, National Association, as trustee, and Citibank, N.A., London Branch, as authentication agent, paying agent, transfer agent, registrar and calculation agent (the “BATCAP 2017 Indenture”).

6

An indenture dated 6 September 2019 between BATCAP, as issuer, the applicable Guarantors, Citibank, N.A., as trustee, as initial paying agent, authentication agent, transfer agent, registrar and calculation agent (the “BATCAP 2019 Indenture”).

7

An indenture filed with the SEC on 25 September 2020 by and among BATIF, the applicable Guarantors and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (the “BATIF 2020 Indenture”).

8

A form of indenture filed with the SEC on 1 July 2022 by and among BATIF, BATCAP and British American Tobacco, as issuers, and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the notes are first issued (the “2022 Indenture” and together with the BATCAP 2017 Indenture, the BATCAP 2019 Indenture and the BATIF 2020 Indenture, the “Indentures”).

9	Registration Statement dated 1 July 2022 including the form of prospectus relating to Debt Securities issued by the Issuers under the Programme (the “Registration Statement”).